Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Cablevision Systems Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333-71965 and 333-165887) on Form S-3 and in the registration statements (Nos. 333-79485, 333-57924, 033-36282-99, 333-41349-99, 333-57922, 333-134260, 333-159451 and 333-134259) on Form S-8 of Cablevision Systems Corporation of our reports dated February 25, 2015, with respect to the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, stockholders’ deficiency, and cash flows for each of the years in the three-year period ended December 31, 2014 and the related financial statement schedule listed in Item 15(a)(2), and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in this combined annual report on Form 10-K of Cablevision Systems Corporation and CSC Holdings, LLC dated February 25, 2015.

/s/ KPMG LLP

Melville, New York
February 25, 2015